    As filed with the Securities and Exchange Commission on December 19, 2001

                                                   Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                                 DATASCOPE CORP.
             (Exact name of registrant as specified in its charter)

Delaware                                             13-2529596
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                               14 Philips Parkway
                           Montvale, New Jersey 07465
                    (Address of principal executive offices)
                                   (Zip Code)

                               ------------------

                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                               ------------------
                                 With a copy to:

          Lawrence Saper                           Gerald Adler, Esq.
    Chairman of the Board and             Swidler Berlin Shereff Friedman, LLP
     Chief Executive Officer                     The Chrysler Building
         Datascope Corp.                          405 Lexington Avenue
        14 Philips Parkway                      New York, New York 10174
    Montvale, New Jersey 07465                       (212) 973-0111
         (201) 391-8100

                      (Name, address and telephone number,
                   including area code, of agent for service)


                                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum     Proposed maximum
      Title of securities           Amount to be      offering price per        aggregate            Amount of
       to be registered            registered(1)           share(2)          offering price     registration fee(2)
--------------------------------------------------------------------------------------------------------------------
   Common Stock,
   par value $0.01 per share      1,400,000 shares          $32.74             $45,836,000            $11,459
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The Proposed Maximum Aggregate Offering Price Per Share was determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the price reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,400,000 shares of Datascope Corp., a Delaware corporation (the "Registrant"), common stock to be issued pursuant to the Datascope Corp. Amended and Restated 1995 Stock Option Plan (the "Plan").

Item 3.  Incorporation of Documents by Reference.

         The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (Commission No. 000-06516) is incorporated herein by reference. In addition, the following documents that have been filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         a. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.


         b. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

         c. The description of the Registrant's common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

         d. The Registrant's Definitive Proxy Statement on Schedule 14A as filed on October 26, 2001.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

         The following exhibits are filed as part of this registration statement:

       Exhibit
        Number    Document
        ------    --------

          5.1     Opinion of Swidler Berlin Shereff Friedman, LLP.
         10.1 Datascope Corp. Amended and Restated 1995 Stock Option Plan, filed with the Registrant's Definitive Proxy Statement on
                  Schedule 14A with the Securities and Exchange Commission on October 26, 2001.
         23.1     Consent of Deloitte & Touche LLP.
         23.2     Consent of Swidler Berlin Shereff Friedman, LLP (included in
                  Exhibit 5.1).
         24.1 Power of Attorney (included in signature page to this registration statement).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Montvale, State of New Jersey, on this December 19, 2001.

                               DATASCOPE CORP.

                               By:    /s/ Murray Pitkowsky
                                     --------------------------------
                                     Name:  Murray Pitkowsky
                                     Title: Senior Vice President and Secretary

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Lawrence Saper and Murray Pitkowsky and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

            Signature                                          Title                                   Date
            ---------                                          -----                                   ----

/s/ Lawrence Saper                           Chairman of the Board and Chief Executive Officer    December 19, 2001
-------------------------------              (Principal Executive Officer)
Lawrence Saper

/s/ Leonard S. Goodman                       Vice President, Chief Financial Officer and          December 19, 2001
-------------------------------              Treasurer (Principal Financial Officer)
Leonard S. Goodman

 /s/ Alan Abramson                           Director                                             December 19, 2001
-------------------------------
Alan Abramson

/s/ David  Altschiller                       Director                                             December 19, 2001
-------------------------------
David Altschiller

/s/ William L. Asmundson                     Director                                             December 19, 2001
----------------------------------------
William L. Asmundson

 /s/ Joseph Grayzel, M.D.                    Director                                             December 19, 2001
----------------------------------------
Joseph Grayzel, M.D.

 /s/ George Heller                           Director                                             December 19, 2001
----------------------------------------
George Heller

/s/ Arno Nash                                Director                                             December 19, 2001
---------------------------------------
Arno Nash

                                 DATASCOPE CORP.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                 EXHIBIT INDEX


    Exhibit
    Number       Document
    ------       --------


      5.1        Opinion of Swidler Berlin Shereff Friedman, LLP.

     10.1 Datascope Corp. Amended and Restated 1995 Stock Option Plan, filed with the Registrant's Definitive Proxy Statement on
                 Schedule 14A with the Securities and Exchange Commission on October 26, 2001.

     23.1        Consent of Deloitte & Touche LLP.

     23.2        Consent of Swidler Berlin Shereff Friedman, LLP (included in
                 Exhibit 5.1).

     24.1 Power of Attorney (included in signature page to this registration statement).